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                                                                    Exhibit 10.2
                          SUBORDINATED PROMISSORY NOTE


New York, New York

$1,475,000                                                         June 18, 2001

        FOR VALUE RECEIVED, Princeton Review Operations, L.L.C., a Delaware limited liability company (the "Maker"), with principal offices at 2315 Broadway, New York, New York 10024, promises to pay to the order of T.S.T.S., Inc., a Texas corporation ("Lender"), with principal offices at 701 North Post Oak Road, Suite 8, Houston, Texas 77024, the principal sum of One Million Four Hundred Seventy-Five Thousand Dollars ($1,475,000), with interest on the unpaid principal balance from time to time outstanding accruing at the rate of eight and one-quarter percent (8.25%) per annum until maturity and payable as set forth herein. Upon the occurrence of a Payment Default (as defined herein), this Note shall bear interest at the rate of twelve percent (12%) per annum (the "Default Rate"). Notwithstanding any other provision hereof, Lender does not intend to charge and Maker shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to Maker or credited to reduce principal hereunder.

        This Note is made pursuant to that certain Asset Purchase Agreement dated as of June 15, 2001 (the "Purchase Agreement"), by and among the Maker, the Lender and certain other parties. Capitalized terms used but not otherwise defined in this Note shall have the same meaning as in the Asset Purchase Agreement.

        1.     Payment.

                (a) Payment Schedule. The principal sum of this Note and interest due thereon shall be paid as follows:

                        (i) Interest accrued on the principal balance outstanding shall be due and payable on the first Business Day (as defined herein) of each calendar quarter.

                        (ii) The principal sum of this Note shall be paid in ten (10) equal, quarterly installments, each in the sum of $147,500, which shall be due and payable on the first Business Day of each calendar quarter, commencing on January 1, 2004 and ending on April 1, 2006.

                        (iii) In all events, and under all circumstances, all unpaid principal and accrued interest shall be due and payable on April 1, 2006 (the "Maturity Date").

                (b) Manner of Payments. Principal and all accrued interest shall be payable in lawful money of the United States of America, by wire transfer to a bank account designated by Lender, or in such other manner as Lender may designate from time to time in writing. Lender


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will have the express right to require, by prior notice to Maker, that payments hereunder be made in designated percentages to no more than two separate assignees of Lender; provided, however, if Lender should assign its right to receive payments hereunder to two separate assignees, then such assignees will be deemed to have agreed that they will not file separate legal proceedings to seek remedies for any default by Maker hereunder but must instead act together in filing a single legal proceeding to jointly seek any available remedies.

                (c) Prepayment. The Maker may prepay this Note in whole or in part, without premium or penalty. All payments received shall first be applied to interest then due, and any balance thereafter remaining to reduction of principal.


        2. Payment Default. As used herein, "Payment Default" means a failure by Maker to make any payment due hereunder which continues uncured for ten (10) days after the receipt of written notice to Maker of such default. In the event of a Payment Default: (a) Lender may declare all amounts then remaining unpaid on this Note to be immediately due and payable; and (b) Maker shall pay all of Lender's reasonable costs and expenses of collection incurred as a result of the Payment Default, including, without limitation, reasonable attorneys' fees, court costs and disbursements.

        3. Waiver of Presentment. The Maker hereby waives presentment, demand, protest and all other notices.

        4. Subordination. The Maker, for itself, its successors and assigns, covenants and agrees, and the holder of this Note and each successor holder of this Note by such holder's acceptance hereof, likewise covenants and agrees, that notwithstanding any other provision of this Note, the payment of the principal of and interest on this Note or any Late Fee hereunder shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as hereinafter defined) at any time outstanding. The provisions concerning subordination contained herein shall constitute a continuing representation to all Persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Maker or against the holder of this Note without the necessity of joining the Maker as a party.

                (a) Payment of Senior Indebtedness. All Senior Indebtedness shall be paid in full (x) in cash or (y) with the consent of the holders of Senior Indebtedness, in-kind or in a combination of cash and in-kind, before any payment or distribution (whether in cash, securities or other property) is made on account of this Note in any insolvency or bankruptcy proceedings, receivership, liquidation, reorganization or other similar proceedings involving the Maker or its property, or in any proceedings for voluntary liquidation, dissolution or other winding up of the Maker or distribution or marshaling of its assets or any composition with creditors of the Maker, whether or not involving insolvency or bankruptcy. Any payment or distribution (except



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securities which are subordinated and junior in right of payment to the payment of all Senior Indebtedness then outstanding in terms of substantially the same tenor and with substantially the same interest and payment terms as set forth herein) which would, but for the foregoing sentence, be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness in the proportions in which they hold the Senior Indebtedness, until all Senior Indebtedness has been paid in full. Every holder of this Note, by becoming a holder, designates the holder or holders of Senior Indebtedness as his or its agents and attorney-in-fact to (i) demand, sue for, collect and receive the Senior Indebtedness holder's share of payments and distributions referred to above, and (ii) to file any necessary proof of claim therefor and to take all such other action (including the right to vote such Senior Indebtedness holder's share of this Note), in the name of the holder of this Note or otherwise, as the Senior Indebtedness holders may determine to be necessary or appropriate for the enforcement of this section. The holder and each successor holder of this Note, by its or his acceptance thereof, agrees to execute, at the request of the Maker, a separate agreement with any holder of Senior Indebtedness on the terms set forth herein, and to take all such other action as the holder of Senior Indebtedness may request in order to enable such holder to enforce this section.

                (b) No Payment on Note Under Certain Conditions. If any default occurs in the payment of the principal of or interest on any Senior Indebtedness (whether as a result of acceleration thereof by the holders of such Senior Indebtedness or otherwise) and during the continuance of such default until such payment has been made or such default has been cured or waived in writing by such holder of Senior Indebtedness, then and during the continuance of such event no payment of principal or interest on this Note shall be made by the Maker or accepted by any holder of this Note who has received notice from the Maker or from a holder of Senior Indebtedness of such event.

If any Event of Default (as such term, for this paragraph only, is defined in that certain Loan Agreement by and among The Princeton Review, Inc., certain of its subsidiaries, Reservoir Capital Partners, L.P., as Administrative Agent, and certain other lenders) occurs other than in the payment of the principal of or interest on any Senior Indebtedness and during the continuance of such default for a period up to one hundred and eighty (180) days, or (if a shorter period) until such Event of Default has been cured or waived in writing by such holder of Senior Indebtedness, then and during the continuance of such event no payment of principal or interest on this Note shall be made by the Maker or accepted by any holder of this Note who has received notice from the Maker or from a holder of Senior Indebtedness of such event.


                (c) Payments Held in Trust. In case any payment or distribution shall be paid or delivered to any holder of this Note before all Senior Indebtedness shall have been paid in full, in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of Senior Indebtedness (or their duly authorized representatives), until all Senior Indebtedness shall have been paid in full. Notwithstanding the foregoing, the parties understand and agree that payment of principal, interest and fees may be made in accordance with the terms of this Note so long as none of the events described in Section 4(b) has occurred.




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                (d)     Subrogation. Subject to the payment in full of all
Senior Indebtedness and until this Note shall be paid in full, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of subparagraphs (a) and (c) above) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Maker and its creditors, other than the holders of Senior Indebtedness and the holder of this Note, be deemed to be a payment by the Maker to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the holder of this Note would be entitled except for the provisions set forth herein shall, as between the Maker and its creditors, other than the holders of Senior Indebtedness and the holder of this Note, be deemed to be a payment by the Maker to or on account of the Senior Indebtedness.

                (e) Scope of Section. The provisions set forth herein are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained herein or elsewhere in this Note is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, the obligation of the Maker, which is unconditional and absolute, to pay to the holder of this Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holder of this Note and creditors of the Maker other than the holders of the Senior Indebtedness, or to benefit any other creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from accepting any payment with respect to this Note or exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Note of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received by the holder of this Note.

                (f) Survival of Rights. The right of any present or future holder of Senior Indebtedness to enforce subordination of this Note pursuant to the provisions of this Note shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Maker or any such holder of Senior Indebtedness, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Indebtedness or by noncompliance by the Maker with the terms of such subordination regardless of any knowledge thereof the holder may have or otherwise be charged with.

                (g) Amendment or Waiver. The provisions of this paragraph may not be amended or waived in any manner which is detrimental to any Senior Indebtedness without the consent of the holders of a majority of the then existing Senior Indebtedness.

                (h) Senior Indebtedness Defined. For purposes hereof, "Senior Indebtedness" shall mean any and all loans, advances and extensions of credit by any institutional lender to the Maker, and all other indebtedness, liabilities and obligations, direct or contingent, of the Maker to such institutional lender, outstanding from time to time (including without limitation any and



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all indebtedness to such institutional lender in respect of future loans or advances or extensions of credit make to the Maker by such institutional lender prior to, during or following any proceeding in respect of any reorganization), together with interest thereon and all fees, expenses and other amounts owing to such institutional lender (regardless of the extent to which such amounts are allowed as claims against the Maker in any reorganization and including any interest thereon accruing after the commencement of any reorganization and any other interest that would have accrued thereon but for the commencement of such reorganization) including reasonable attorneys' fees and disbursements and all other costs incurred to enforce such institutional lender's loan documents. For purposes hereof, any institutional lender shall also include its successor and assigns. Without limitation, the term "institutional lender" in the Note shall include Reservoir Capital Partners, L.P., Reservoir Capital Associates, L.P., Reservoir Capital Master Fund, L.P., SGC Partners II, LLC, Olympus Growth Fund III L.P., Olympus Executive Funds L.P. and each of their successors and assigns.

        5. Certain Defined Terms. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York.

        6. Notices. Except as otherwise expressly provided herein, all notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered (i) two Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, in each case to the intended recipient at their principal business addresses or at such other address as the addressee shall have specified by written notice given to the remaining parties. Except as otherwise expressly provided herein, any party may give any notice, request, consent or other communication hereunder using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Notices hereunder shall be addressed to a party which is a party to the Asset Purchase Agreement at the address of such party as provided in the Asset Purchase Agreement or at such other address as any such party shall have given notice to the other as provided therein or herein. Notices to any other party shall be addressed to such party at such address as such party shall have given notice as provided herein.

        7. Governing Law. This Note shall be governed by and construed and enforced in accordance with the law of the State of New York.




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        Executed as an instrument under seal as of the date first written above.


                                            PRINCETON REVIEW OPERATIONS, L.L.C.

                                            By: /s/ Mark Chernis
                                                --------------------------------
                                                Name: Mark Chernis
                                                Title:  Chief Operating Officer

Attest:


/s/ Bruce Task
-----------------------------



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